Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Santander BanCorp

Pursuant to the Offer to Purchase

dated June 24, 2010

by

Administración de Bancos Latinoamericanos Santander, S.L.

a member of the

Santander Group

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $2.50 per share, of Santander BanCorp and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to 12:00 midnight, New York City time, on July 22, 2010 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Overnight and Hand Delivery:
P.O. Box 3301	Newport Office Center VII
South Hackensack, NJ 07606	480 Washington Boulevard
Attn: Reorganization Dept.	Mail Drop — Reorg
Attn: Reorganization Dept., 27th Floor
Jersey City, NJ 07310

By Facsimile:

(For Eligible Institutions Only)

(201) 680-4626

Confirm Facsimile Transmission

By Telephone:

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OF FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Administración de Bancos Latinoamericanos Santander, S.L., organized under the laws of the Kingdom of Spain and an indirect wholly owned subsidiary of Banco Santander, S.A., organized under the laws of the Kingdom of Spain, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 24, 2010 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, shares of Common Stock, par value $2.50 per share (the “Shares”), of Santander BanCorp, a Commonwealth of Puerto Rico corporation, pursuant to the guaranteed delivery procedure set forth under “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Title(s)) (If Signing in a Fiduciary or Representative Capacity)

(Addresses)
If delivery will be by book-entry transfer:

Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:                          , 2010

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.